UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 5, 2017

VALUESETTERS INC.

(Exact name of registrant as specified in its charter)

New York	000-55036	87-0409951
(State or other	(Commission File No.)	(I.R.S. Employer Identification
jurisdiction of incorporation)		No.)

745 Atlantic Avenue

Boston, MA 02111

(Address of principal executive offices)

(339) 368-8100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 5, 2017, Coreen Kraysler, 53, accepted the position of Chief Financial Officer. The board of directors granted Ms. Kraysler 20,000,000 shares of restricted common stock of the Company as compensation, 10,000,000 shares of which vest immediately and 10,000,000 which vest on a quarterly straight-line basis over a two-year period.

Ms. Kraysler has no family relationships with any directors or officers of the Company.

For the past five years, Ms. Kraysler has had the following principal occupations and employment :

•	Vice President, Equity Analyst at Eaton Vance Investment Managers Address: Two International Place, Boston, MA 02110

Ms. Kraysler has not held any directorships during the past five years:

SECTION 9 – FINANCIAL STATEMENT AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Number Documents

99.1 Press release of ValueSetters Inc. dated September 11, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALUESETTERS INC.

Date September 11, 2017

By: /s/ Cecilia Lenk

Cecilia Lenk

Title: Chief Executive Officer